Exhibit 99.4

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 pm, EST, on [            ], 2015.

Vote by Internet • Go to www.investorvote.com/PZG • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR the following proposals:

		For	Against	Abstain

1.	The Merger Proposal - a vote on a proposal to adopt the Agreement and Plan of Merger dated December 16, 2014 by and among Paramount, Coeur Mining Inc. (“Coeur”), Hollywood Merger Sub, Inc., and a wholly owned subsidiary of Coeur (“Merger Sub”), and Paramount Nevada Gold Corp., and a wholly owned subsidiary of Paramount (“SpinCo”)	☐	☐	☐

3.	The Compensation proposal - To consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to Paramount’s named executive officers in connection with the completion of the merger	☐	☐	☐

		For	Against	Abstain

2.	The Paramount Adjournment Proposal - a vote to adjourn the Paramount Special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the merger proposal	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

00000D

2015 Special Meeting Admission Ticket

2015 Special Meeting of

Paramount Gold and Silver Corp Stockholders

[    ], [    ], 2015, [            ] Local Time

The Westin Hotel

321 North Fort Lauderdale Beach Boulevard, Ft. Lauderdale, FL, 33304

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

Important notice regarding the availability of proxy materials for the Special Meeting of Stockholders to be held on [            ], 2015:

The proxy materials will be available to stockholders at www.paramountgold.com/PZGProxy.pdf.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — PARAMOUNT GOLD AND SILVER CORP.

Notice of 2015 Special Meeting of Stockholders

The Westin Hotel, 321 North Fort Lauderdale Beach Boulevard, Ft. Lauderdale, FL, 33304

Proxy Solicited by Board of Directors for Annual Meeting — [            ], 2015

             and             , or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special of Stockholders of Paramount Gold and Silver Corp. to be held on [            ], 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all Proposals.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)